EXHIBIT 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, October 22, 2008

GLIMCHER REPORTS THIRD QUARTER 2008 RESULTS

•	Core mall store occupancy at September 30, 2008 of 93%

•	Quarterly releasing spreads increased 19% over the prior rental rate

•	Completed $80 million of mortgage financings in October 2008

COLUMBUS, OH – October 22 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the third quarter ended September 30, 2008.  A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

“We are pleased with the property operating metrics for the quarter especially during these uncertain economic times,” stated Michael P. Glimcher, Chairman of the Board and CEO. “Furthermore, we made tangible progress towards addressing our debt maturities in this challenging credit environment.”

Net loss to common shareholders in the third quarter of 2008 was $(3.4) million, or $(0.09) per share, as compared to a net income available to common shareholders of $46.4 million, or $1.23 per share, in the third quarter of 2007. Included in the third quarter 2007 income was a $48.8 million gain related primarily to two malls sold in the third quarter of 2007.  Funds From Operations (“FFO”) in the third quarter of 2008 was $18.8 million compared to $20.2 million in the third quarter of 2007.  On a per share basis, FFO for the third quarter of 2008 was $0.46 per share compared to $0.50 per share in the third quarter of 2007.

For the first nine months of 2008, net loss to common shareholders was $(2.4) million, or $(0.06) per share, compared to a net income of $42.2 million, or $1.14 per share, in the first nine months of 2007.  FFO was $59.2 million, or $1.45 per share, in the first nine months of 2008 compared to $56.3 million, or $1.39 per share, in the first nine months of 2007.

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)
	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues	$81,419	$73,455	$237,180	$217,584
Net (loss) income available to common shareholders	$(3,444)	$46,392	$(2,391)	$42,223
(Loss) earnings per diluted common share	$(0.09)	$1.23	$(0.06)	$1.14
FFO	$18,762	$20,232	$59,195	$56,276
FFO per diluted common share	$0.46	$0.50	$1.45	$1.39

Glimcher Realty Trust

Highlights

•
Total revenues of $81.4 million in the third quarter of 2008 were 10.8% greater than total revenues for the third quarter of 2007.  Revenues from Merritt Square Mall, which was acquired in October 2007, drove approximately $2.5 million of increased rental revenue.  Other significant increases in revenue resulted from a $4.7 million increase in outparcel sales and $1.2 million in tenant reimbursement income primarily related to $800,000 from the addition of Merritt Square Mall and higher recoverable expenses.  These increases were partially offset by approximately $800,000 in non-cash write-offs of lease inducements, straight-line receivables and other intangibles related to the Company’s Steve & Barry’s leases.

•
Net loss to common shareholders for the third quarter of 2008 was $3.4 million.  Net income to common shareholders for the third quarter of 2007 was $46.4 million, which included a $48.8 million gain related primarily to the sale of University Mall in Tampa, Florida and Almeda Mall in Houston, Texas.  Other factors contributing to the change in net income were $2.0 million in write-offs of the non-cash revenue items noted above as well as tenant improvements and leasing commissions related to the Company’s Steve & Barry’s leases and $463,000 decrease in contribution from joint ventures.  These decreases were partially offset by lower interest expense of approximately $900,000.

•
Net operating income (“NOI”) for comparable held-for-investment mall properties, including joint venture malls (“Core Malls”), was nearly flat when excluding approximately $200,000 of Steve & Barry’s rent reductions in the third quarter of 2008 over the third quarter of 2007.  When including mall properties classified as held-for-sale, NOI decreased approximately 1% for the quarter.

•
Core Malls store average rents were $27.07 per square foot at September 30, 2008, an increase of 1% from the $26.78 per square foot at September 30, 2007.  Re-leasing spreads for the leases signed during the third quarter of 2008 were favorable by 19% with base rents averaging over $29 per square foot.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Mall store occupancy for our Core Malls at September 30, 2008 was 92.6% compared to 93.5% at September 30, 2007, a decrease of 90 basis points.

•
Aggregate sales for Core Malls stores decreased 1.1% to $363 per square foot for the twelve months ending September 30, 2008 compared to $367 per square foot for the twelve months ending September 30, 2007 but did increase by 0.3% compared to the sales for the twelve months ending June 30, 2008.  Aggregate sales represent retail sales for all mall stores of 10,000 square feet or less that reported sales in each respective twelve month period.

•
Debt-to-total-market capitalization at September 30, 2008 (including the Company’s pro-rata share of unconsolidated real estate entities’ debt) was 72.7% based on the common share closing price of $10.44, compared to 67.1% at December 31, 2007 based on the common share closing price of $14.29.  Fixed rate debt represented approximately 83% of the Company’s total outstanding borrowings at September 30, 2008.

Status of Debt Maturities and Property Dispositions

•
The Company closed a $40 million loan on October 8, 2008 secured by a first mortgage on Morgantown Mall located in Morgantown, West Virginia.  The new loan has a term of five years comprised of an initial three-year maturity with two, one-year extension options.  The loan is 50% recourse with a floating rate of LIBOR plus 3.50% per annum.  The interest rate was subsequently fixed with a swap at a rate of approximately 6.5% per annum for the first two years of the initial term.

•
The Company closed on a $40 million loan on October 22, 2008 secured by a first mortgage on Northtown Mall located in Blaine, Minnesota.  The new loan has a term of four years comprised of an initial three-year maturity with a single one-year extension option.  The loan is 50% recourse with a floating rate of LIBOR plus 3.00% per annum.  The interest rate was subsequently fixed with a swap at a rate of approximately 6.0% per annum for the first two years of the initial term.  The Company plans to use the line of credit capacity created by the closing of the Northtown financing to address the repayment of its Grand Central Mall loan which matures on February 1, 2009.  The $46 million Grand Central Mall loan represents the Company’s most significant property debt maturity in 2009.

Glimcher Realty Trust

•	The Company is negotiating a restructuring of the loan on our Eastland Charlotte Mall with the loan’s special servicer. The Company is optimistic that this restructuring will be effective shortly.

•
The Company is in contract to sell The Great Mall of the Great Plains located in Olathe, Kansas and the buyer has 10% of the purchase price at risk and expects to close in 2008.  The contract price is above the net book value of the property.  The Company expects to use the proceeds from this property sale as well as funds from its line of credit to repay the $30 million loan on the property.

Outlook

The Company now estimates diluted net income per share to be in the range of $0.01 to $0.09 for 2008 and reaffirms FFO per share to be in the range of $2.02 to $2.10 for the year.  For the fourth quarter of 2008, we are now forecasting an average LIBOR rate of approximately 4%, net fee income of $1.0 million and lease termination and outparcel sales income of $500 thousand to $1 million.  Exclusive of the Steve & Barry’s lost rent, we are anticipating core mall NOI growth to be negative approximately 1% for the fourth quarter.  Other key assumptions from previous guidance remained unchanged.

A reconciliation of estimated diluted net income per share to the range of estimated FFO per share for 2008 follows:

	Low End	High End
Estimated diluted net income per share	$0.01	$0.09
Add: Real estate depreciation and amortization*	2.04	2.04
Less: Gain on sales of properties	(0.03)	(0.03)
Estimated FFO per share	$2.02	$2.10

For the fourth quarter of 2008, the Company estimates diluted net income per share to be in the range of $0.07 to 0.15 and FFO per share to be in the range of $0.57 to $0.65.  A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the fourth quarter of 2008 follows:

	Low End	High End
Estimated diluted net income per share	$0.07	$0.15
Add: Real estate depreciation and amortization*	0.50	0.50
Estimated FFO per share	$0.57	$0.65

* Wholly-owned properties and pro rata share of joint ventures

Funds from Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook section and attached financial tables of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, amortization of market-rent adjustments and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Glimcher Realty Trust

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 11 a.m. ET on Thursday, October 23, 2008.  Those wishing to join this call may do so by calling (800) 435.1261   Passcode:  89325903.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on October 23, 2008 and continue through November 6, 2008.  Supplemental information about the third quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At September 30, 2008, the Company’s mall portfolio, including assets held through one of the Company’s strategic joint ventures, consisted of 23 properties located in 14 states with gross leasable area totaling approximately 20.7 million square feet.  The community center portfolio is comprised of three properties representing approximately 764,000 square feet of gross leasable area.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRF” and “GRTPRG,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, to changes in political, economic or market conditions generally and the real estate and capital markets specifically; impact of increased competition; availability of capital and financing;  tenant or joint venture partner(s) bankruptcies;  failure to increase mall store occupancy and same-mall operating income;  rejection of leases by tenants in bankruptcy; financing and development risks; construction and lease-up delay; cost overruns; the level and volatility of interest rate; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the failure of the Company to make additional investments in regional mall properties and to redevelop properties; failure to complete proposed or anticipated acquisitions; the failure to sell properties as anticipated and to obtain estimated sale prices;  the failure to upgrade our tenant mix; restrictions in current financing arrangements;  the failure to fully recover tenant obligations for common area maintenance; insurance, taxes and other property expense; the impact of changes to tax legislation and, generally, our tax position; the failure of the Company to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; an increase in impairment charges with respect to other properties as well as impairment charges with respect to properties for which there has been a prior impairment charge; loss of key personnel; material changes in the Company’s dividend rates on its securities or the ability to pay its dividend on its common shares or other securities; possible restrictions on our ability to operate or dispose of any partially-owned properties; failure to achieve earnings/funds from operations targets or estimates; conflicts of interest with existing joint venture partners; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues, bankruptcies of lending institutions within the Company’s construction loans and corporate credit facility as well as other risks listed from time to time in this news release and in the Company’s other reports and statements filed with the Securities and Exchange Commission.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
Add 5

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2008	2007

Total revenues	$81,419	$73,455
Total expenses	(58,848)	(46,629)
Operating income	22,571	26,826
Interest expense, net	(20,461)	(21,392)
Equity in (loss) income of unconsolidated entities, net	(299)	164
Income before minority interest in operating partnership
and discontinued operations	1,811	5,598

Minority interest in operating partnership	-	(3,665)
Income from continuing operations	1,811	1,933
Discontinued operations:
Impairment adjustment	-	102
Gain on sale of properties	-	48,784
Loss from operations	(895)	(67)
Net income	916	50,752
Less: Preferred stock dividends	(4,360)	(4,360)
Net (loss) income available to common shareholders	$(3,444)	$46,392

Reconciliation of Net (Loss) Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net (loss) income available to common shareholders	$(3,444)		$46,392
Minority interest in operating partnership	-		3,665
	(3,444)	$(0.09)	50,057	$1.23
Real estate depreciation and amortization	20,677	$0.51	17,842	0.44
Equity in loss (income) of unconsolidated entities	299	$0.01	(164)	0.00
Pro-rata share of joint venture funds from operations	1,230	$0.03	1,281	0.03
Gain on sale of properties	-	-	(48,784)	(1.20)
Funds From Operations	$18,762	$0.46	$20,232	$0.50

Weighted average common shares outstanding - basic	37,608		37,551
Weighted average common shares outstanding - diluted	40,783		40,741

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.07)	$0.03
Discontinued operations per common share	$(0.02)	$1.20
(Loss) income per common share	$(0.09)	$1.24

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.07)	$0.03
Discontinued operations per diluted common share	$(0.02)	$1.20
(Loss) income per diluted common share	$(0.09)	$1.23
Funds from operations per diluted common share	$0.46	$0.50

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2008	2007

Total revenues	$237,180	$217,584
Total expenses	(164,521)	(144,257)
Operating income	72,659	73,327
Interest expense, net	(61,186)	(66,404)
Equity in (loss) income of unconsolidated entities, net	(144)	1,557
Income before minority interest in operating partnership
and discontinued operations	11,329	8,480

Minority interest in operating partnership	-	(3,317)
Income from continuing operations	11,329	5,163
Discontinued operations:
Impairment loss	-	(2,350)
Gain on sale of properties	1,252	47,349
(Loss) income from operations	(1,894)	5,139
Net income	10,687	55,301
Less: Preferred stock dividends	(13,078)	(13,078)
Net (loss) income available to common shareholders	$(2,391)	$42,223

Reconciliation of Net (Loss) Income Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net (loss) income available to common shareholders	$(2,391)		$42,223
Minority interest in operating partnership	-		3,317
	(2,391)	$(0.06)	45,540	$1.12
Real estate depreciation and amortization	59,129	$1.45	54,672	$1.36
Equity in loss (income) of unconsolidated entities	144	$0.00	(1,557)	$(0.04)
Pro-rata share of joint venture funds from operations	3,565	$0.09	4,970	$0.12
Gain on sale of properties	(1,252)	$(0.03)	(47,349)	$(1.17)
Funds From Operations	$59,195	$1.45	$56,276	$1.39

Weighted average common shares outstanding - basic	37,595		37,120
Weighted average common shares outstanding - diluted	40,757		40,505

Earnings per Share

Net income (loss) available to common shareholders before
discontinued operations per common share	$(0.05)	$(0.11)
Discontinued operations per common share	$(0.02)	$1.25
(Loss) income per common share	$(0.06)	$1.14

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.05)	$(0.11)
Discontinued operations per diluted common share	$(0.02)	$1.25
(Loss) income per diluted common share	$(0.06)	$1.14
Funds from operations per diluted common share	$1.45	$1.39

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Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30,	December 31,
	2008	2007

Investment in real estate, net	$1,748,073	$1,710,003
Total assets	$1,856,039	$1,830,947
Mortgage notes and other notes payable	$1,626,777	$1,552,210
Debt / Market capitalization	71.9%	66.2%
Debt / Market capitalization including pro-rata share of joint ventures	72.7%	67.1%

		September 30,	September 30,
		2008	2007
Occupancy:
	Wholly-owned Malls:
	Mall Anchors	98.2%	94.1%
	Mall Stores	90.9%	91.6%
	Total Consolidated Mall Portfolio	95.5%	93.2%

	Mall Portfolio including Joint Ventures:
	Mall Anchors	97.9%	94.6%
	Mall Stores	90.6%	91.3%
	Total Mall Portfolio	95.2%	93.4%

	Core Malls (1);
	Mall Anchors	98.1%	96.5%
	Mall Stores	92.6%	93.5%
	Total Mall Portfolio	96.1%	95.4%

Average Base Rents:
	Wholly-owned Malls:
	Mall Anchors	$6.02	$6.25
	Mall Stores	$26.24	$26.14

	Mall Portfolio including Joint Ventures:
	Mall Anchors	$6.34	$6.68
	Mall Stores	$26.03	$25.89

	Core Malls (1);
	Mall Anchors	$6.42	$6.72
	Mall Stores	$27.07	$26.78

(1) Excludes properties sold after September 30, 2007 and properties purchased after September 30, 2007. Includes both wholly-owned and joint venture assets and excludes held-for-sale malls.

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